EXHIBIT 10.20

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”), dated as of ___________, is made by and between Sabre Corporation, a Delaware corporation (the “Company”), and _______________ (the “Indemnitee”).
RECITALS
A.    The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees and other agents, the cost of such insurance and the general reductions in the coverage of such insurance;
B.    The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees and other agents to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;
C.    The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors, officers, employees and agents of the Company and its subsidiaries and wishes to be able to indemnify its directors, officers, employees and other agents to the maximum extent permitted by law;
D.    Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive; and
E.    In order to induce Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.
AGREEMENT
NOW, THEREFORE, the Indemnitee and the Company hereby agree as follows:
1.    Definitions. As used in this Agreement:
(a)    “Agent” means any person who is or was a director, officer, employee or other agent of the Company or a Subsidiary; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a Subsidiary, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.
(b)    “Board” means the Board of Directors of the Company.
(c)    A “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.
(d)     “Expenses” shall include all out‑of‑pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by the Indemnitee in connection with either the investigation, defense, settlement or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, or Section 145 or otherwise; provided, however, that “Expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding.
(e)    “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party or (ii) any other party to or witness in the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.
(f)    “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, or investigative.
(g)    “Sponsor Designee” means any member of the Board of Directors of the Company designated by a Sponsor (as such term is defined in the Second Amended and Restated Stockholders’ Agreement dated February 6, 2015 (the “Stockholders’ Agreement”)) as a member of the Board of Directors of the Company pursuant to the Stockholders’ Agreement.
(h)    “Subsidiary” means any corporation, limited liability company, partnership, association or other entity of which more than 50% of the outstanding voting securities are owned directly or indirectly by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.
2.    Agreement to Serve; Confidential Information. The Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at his or her will (or under separate agreement, if such agreement exists), in the capacity the Indemnitee currently serves as an Agent of the Company, so long as the Indemnitee is duly appointed or elected or until such time as the Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or service by the Indemnitee. Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation the Indemnitee may have under any other agreement). The Indemnitee hereby represents to the Company that he or she will not utilize or disclose any confidential information obtained by him or her in connection with any former employment or other provision of services with respect to his or her duties and responsibilities to the Company or otherwise.
3.    Liability Insurance.
(a)    Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as the Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that the Indemnitee was an Agent of the Company, the Company, subject to Section 3(b), shall maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers.
(b)    Limitation on Required Maintenance of D&O Insurance. Notwithstanding any other provisions of this Agreement, the Company, subject to the approval of the Board, shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit; the Company is to be acquired and a tail policy of reasonable terms and duration is purchased for pre-closing acts or omissions by the Indemnitee; or the Company is to be acquired and D&O Insurance will be maintained by the acquirer that covers pre-closing acts and omissions by the Indemnitee.
4.    Mandatory Indemnification. Subject to the terms of this Agreement:
(a)    Third Party Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against all Expenses and liabilities of any type whatsoever (including, but not limited to, losses, damages, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(b)    Derivative Actions. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.
(c)    Actions where Indemnitee is Deceased. If the Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by the Indemnitee in any such capacity, and if, prior to, during the pendency of, or after completion of such Proceeding the Indemnitee is deceased, the Company shall indemnify the Indemnitee’s spouse, heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent the Indemnitee would have been entitled to indemnification pursuant to this Agreement were the Indemnitee still alive.
(d)    Certain Terminations. The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful.
(e)    Limitations. Notwithstanding the foregoing, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever for which payment is actually made to or on behalf of the Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, by‑law or agreement.
5.    Indemnification for Expenses in a Proceeding in Which the Indemnitee is Wholly or Partly Successful.
(a)    Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an Agent of the Company at any time, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding.
(b)    Partially Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee is a party to or a participant in any Proceeding (including, without limitation, an action by or in the right of the Company) in which the Indemnitee was a party by reason of the fact that the Indemnitee is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with each successfully resolved claim, issue, or matter.
(c)    Dismissal. For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue, or matter.
6.    Mandatory Advancement of Expenses. Subject to the terms of this Agreement and following notice pursuant to Section 7(a) below, the Company shall, to the fullest extent permitted by law, advance all Expenses reasonably incurred by the Indemnitee in connection with the investigation, defense, settlement, or appeal of any Proceeding to which the Indemnitee is a party or is threatened to be made a party by reason of the fact that the Indemnitee is or was an Agent of the Company upon receipt of (i) solely to the extent required by applicable law which cannot be waived, an undertaking by or on behalf of the Indemnitee to repay the amount advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to indemnification by the Company and (ii) satisfactory documentation supporting such Expenses. Such advances are intended to be an obligation of the Company to the Indemnitee hereunder and shall in no event be deemed to be a personal loan. The advances to be made hereunder shall be paid by the Company to the Indemnitee within twenty (20) days following delivery of a written request therefor by the Indemnitee to the Company. In the event that the Company fails to pay Expenses as incurred by the Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief from any court having jurisdiction to require the Company to pay Expenses as set forth in this paragraph. If Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages. Indemnitee shall, in all events, be entitled to advancement of Expenses, without regard to Indemnitee’s: (a) ability to repay such amounts; or (b) ultimate entitlement to indemnification, until the final determination of the Proceeding.
7.    Notice and Other Indemnification Procedures.
(a)    Notice by Indemnitee. Promptly after receipt by the Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, the Indemnitee shall, if the Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof. Any failure by Indemnitee to notify the Company will not relieve the Company of its advancement or indemnification obligations under this Agreement unless, and only to the extent that, the Company can establish that such omission to notify resulted in actual and material prejudice to it which prejudice cannot be reversed or otherwise eliminated without any material negative effect on the Company, and the omission to notify such Company will, in any event, not relieve the Company from any liability which it may have to indemnify Indemnitee otherwise than under this Agreement.
(b)    Insurance. If the Company receives notice pursuant to Section 7(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.
(c)    Defense.
(i)    In the event Indemnitee is entitled to indemnification and/or advancement with respect to (A) any claim or Proceeding arising solely from events, actions, inactions or other facts occurring after the date on which no Board member is a Sponsor Designee, whether singly or jointly designated, the Company may, at its option and pursuant to paragraph (ii) of this Section 7(c), assume and control the defense or conduct of any claim or Proceeding with respect to Indemnitee, and (B) any other claim or Proceeding, Indemnitee may, at its option, (1) control the defense or conduct of any claim or Proceeding with respect to Indemnitee or (2) require the Company, pursuant to paragraph (ii) of this Section 7(c), to assume or control such defense.
(ii)    If the Company is required or elects to assume the defense or conduct of any claim or Proceeding pursuant to paragraph (i) of this Section 7(c), the Company shall assume such defense or conduct with counsel selected by the Company and approved by the Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) and shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Company (and any other party or parties entitled to be indemnified by the Company with respect to such matter)unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties).
(iii)    Indemnitee and the Company shall reasonably cooperate in the defense of any Proceeding with respect to which indemnification is sought hereunder.
(iv)    The Company may not settle or compromise any claim or Proceeding to which Indemnitee is or could have been a party unless it (A) obtains the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed or (B) such settlement or compromise solely involves the payment of money, would not impose (directly or indirectly) any Expense on Indemnitee and includes a complete and unconditional release of Indemnitee from all liability arising from the subject matter of such claim or Proceeding.
8.    Right to Indemnification.
(a)    Right to Indemnification. In the event that Section 5(a) is inapplicable, the Company shall indemnify the Indemnitee pursuant to this Agreement unless, and except to the extent that, it shall have been determined by one of the methods listed in Section 8(b) that the Indemnitee has not met the applicable standard of conduct required to entitle the Indemnitee to such indemnification. The Company agrees that Indemnitee shall be indemnified to the fullest extent permitted by law and that no determination shall be required in connection with such indemnification unless specifically required by applicable law which cannot be waived. In no event shall a determination be required in connection with indemnification for Expenses pursuant to Section 6.
(b)    Determination of Right to Indemnification. After the Indemnitee has submitted a notice to the Company pursuant to Section 7(a) (which shall be done at a time of Indemnitee’s choosing), if a determination is required by law, a determination of the Indemnitee’s right to indemnification hereunder shall be made at the election of the Board (i) by a majority vote of directors who are not parties to the Proceeding for which indemnification is being sought, even though less than a quorum, or by a committee consisting of directors who are not parties to the Proceeding for which indemnification is being sought, who, even though less than a quorum, have been designated by a majority vote of the disinterested directors, (ii) if there are no such disinterested directors or if the disinterested directors so direct, by Independent Counsel (selected in the manner provided in Section 8(c) hereof) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, (iii) by a vote of the stockholders of the Company in accordance with the voting provisions of the Company’s Certificate of Incorporation and Bylaws, or (iv) by a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by the Indemnitee and the last of whom is selected by the first two arbitrators so selected; provided, however, that, at the request of Indemnitee, or following any Change in Control not approved by a majority of the members of the Board who were directors immediately prior to such Change in Control, such determination shall be made by an Independent Counsel (selected in the manner provided in Section 8(c) hereof) as specified in clause (ii) of this Section 8(b), or a panel of three arbitrators, as specified in clause (iv) of this Section 8(b).
(c)    Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c). The Independent Counsel shall be selected by the Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the Board shall make such selection on behalf of the Company, subject to the remaining provisions of this Section 8(c)), and Indemnitee or the Company, as the case may be, shall give written notice to the other, advising the Company or Indemnitee of the identity of the Independent Counsel so selected. Indemnitee or the Company may, within ten (10) days after written notice of selection shall have been given, deliver to the Company or Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the firm or person so selected by the Board shall act as Independent Counsel. If a timely written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request to the Company for indemnification, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made to the Indemnitee’s or to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a firm or person selected by the court or by such other firm or person as the court shall designate, and the firm or person with respect to whom all objections are so resolved or the firm or person so appointed shall act as Independent Counsel under Section 8(b) hereof.
(d)    Submission for Decision. If a determination is required by law, as soon as practicable, and in no event later than thirty (30) days after the Indemnitee’s written request for indemnification, the method for determining the Indemnitee’s right to indemnification shall be made. The Indemnitee shall cooperate with the person or persons or entity making such determination with respect to the Indemnitee’s right to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.
(e)    Application to Court. If (i) the claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company within ninety (90) days after the request therefor, (iii) the advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement, the Indemnitee shall have the right to apply to the Delaware Court of Chancery, the court in which the Proceeding is or was pending or any other court of competent jurisdiction, for the purpose of enforcing the Indemnitee’s right to indemnification (including the advancement of Expenses) pursuant to this Agreement.
(f)    Expenses Related to the Enforcement or Interpretation of this Agreement. The Company shall indemnify the Indemnitee against all reasonable Expenses incurred by the Indemnitee in connection with any hearing or proceeding under this Section 8 involving the Indemnitee and against all reasonable Expenses incurred by the Indemnitee in connection with any other proceeding between the Company and the Indemnitee involving the interpretation or enforcement of the rights of the Indemnitee under this Agreement, unless a court of competent jurisdiction finds that each of the claims and/or defenses of the Indemnitee in any such proceeding was frivolous or made in bad faith.
9.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:
(a)    Claims Initiated by Indemnitee. To indemnify or advance Expenses to the Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defense, with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware, or (iv) the Proceeding is brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 in advance of a final determination;
(b)    Lack of Good Faith. To indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted by the Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous;
(c)    Unauthorized Settlements. To indemnify the Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld, delayed or conditioned; or
(d)    Payments Contrary to Law. To indemnify or advance Expenses to the Indemnitee for which payment is prohibited by applicable law.
10.    Presumptions; Burden and Standard of Proof. The parties intend and agree that, to the extent permitted by law, in connection with any determination with respect to Indemnitee’s entitlement to indemnification hereunder by any person, including a court:
(a)    it will be presumed that Indemnitee is entitled to indemnification under this Agreement (notwithstanding any adverse determination), and the Company or any other person or entity challenging such right will have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption;
(b)    Indemnitee will be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the board of directors of the Company, or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Company or on information or records given in reports made to the Company by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company; and
(c)    the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.
11.    Non‑Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which the Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while occupying the Indemnitee’s position as an Agent of the Company, and the Indemnitee’s rights hereunder shall continue after the Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee.
12.    Permitted Defenses. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Company) that the Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 9 hereof. Neither the failure of the Company (including the Board) or an Independent Counsel to have made a determination prior to the commencement of such enforcement action that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including the Board) or an Independent Counsel that such indemnification is improper, shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise.
13.    Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under an insurance policy or any other indemnity agreement covering the Indemnitee, who shall execute all documents required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays the Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the extent of such indemnification or advancement of Expenses.
14.    Primacy of Indemnification. The Company hereby acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses, or liability insurance provided by a third-party (other than the Company and its Subsidiaries) (collectively, the “Third-Party Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort, i.e., its obligations to the Indemnitee under this Agreement and any indemnity provisions set forth in its Certificate of Incorporation, Bylaws or elsewhere (collectively, “Indemnity Arrangements”) are primary, and any obligation of the Third-Party Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee is secondary and excess, (ii) it shall advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of the Indemnitee, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights the Indemnitee may have against the Third-Party Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Third-Party Indemnitors from any claims against the Third-Party Indemnitors for contribution, subrogation, or any other recovery of any kind arising out of or relating to any Indemnity Arrangement. The Company further agrees that no advancement or indemnification payment by any Third-Party Indemnitor on behalf of the Indemnitee shall affect the foregoing, and the Third-Party Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Third-Party Indemnitors are express third party beneficiaries of the terms of this Section 14.
15.    Survival of Rights.
(a)    All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.
(b)    The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
16.    Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.
17.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 16 hereof.
18.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
19.    Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours. The address for notice to the Company shall be its principal place of business and the address for notice to the Indemnitee shall be as shown on the signature page of this Agreement, or, in either case, such other address as may have been furnished by such party to the other in the manner set forth above.
20.    Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the General Corporation Law of Delaware.
21.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.
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The parties hereto have entered into this Indemnification Agreement effective as of the date first above written.

INDEMNITEE Address: _______________________________ _______________________________ _______________________________ _______________________________ Facsimile: _______________________________	SABRE CORPORATION By: Name: Title: